SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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Document Capture Technologies, Inc.

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DOCUMENT CAPTURE TECHNOLOGIES, INC.
4255 Burton Drive
Santa Clara, California 95054
(408) 436-9888

March 29, 2011

Dear Fellow Stockholder:

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) will be held at 11:00 a.m., Eastern Standard Time, on April 19, 2011 at One Penn Plaza, New York, New York 10119. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card (the “Proxy”) and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company’s Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all of the five persons listed as candidates for a position on the Board of Directors, (b) as to Proposal 2, the Proxy confers authority to vote “FOR” the approval of the 2010 Stock Option Plan, (c) as to Proposal 3, the Proxy confers authority to vote “FOR” the approval of the appointment of  Hein & Associates LLP, as the Company’s independent auditor for the year ended December 31, 2011, and (d) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in Document Capture Technologies, Inc.

Sincerely,

/s/ David Clark

David Clark
Chief Executive Officer

DOCUMENT CAPTURE TECHNOLOGIES, INC.
4255 Burton Drive
Santa Clara, California 95054
(408) 436-9888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, APRIL 19, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc., a Delaware corporation (the “Company” or “Document Capture”), will be held at One Penn Plaza, New York, New York 10119, on Tuesday, April 19, 2011 at 11:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect five Directors to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve the Company’s 2010 Stock Option Plan;

3.	To ratify the appointment by the Company’s Board of Directors of Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2010; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 4, 2011, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

A stockholders list will be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
/s/ Craig H. Weber
Craig H. Weber, Secretary

March 29, 2011

DOCUMENT CAPTURE TECHNOLOGIES, INC.
4255 Burton Drive
Santa Clara, California 95054
(408) 436-9888

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) of proxies to be voted at the 2011 Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on Tuesday, April 19, 2011 at One Penn Plaza, New York, New York 10119 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect five Directors to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To approve the Company’s 2010 Stock Option Plan, (iii) To appoint Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2011; and (iv) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value (the “Common Stock”), of the Company at the close of business on March 4, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 4255 Burton Drive, Santa Clara, California 95054 and its telephone number is (408) 436-9888. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is approximately April 4, 2011. A copy of the Company’s Annual Report for the fiscal year ended December 31, 2010 is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNINGSOLICITATION AND VOTING

As of the Record Date, there were 20,479,276 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 365 holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal 1.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the approval of each of Proposals 2 and 3. For purposes of approval of each of Proposals 2 and 3, abstentions will not be counted as votes entitled to be cast on each of these matters and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on each of Proposals 2 and 3 and will have no effect on the outcome of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal 2.

To avoid a broker non-vote of your shares on the election of directors and the approval of the 2010 Stock Option Plan, which are non-routine matters, you must provide voting instructions to your broker or other nominee.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. Stockholders attending the meeting may revote their proxies at the meeting.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five individuals have been nominated to be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the five nominees, his position with the Company, and the period during which such person has served as a Director are set out below.

Name	Year First Elected As an Officer Or Director	Age	Position(s) Held
Edward M. Straw	2008	72	Chairman of the Board of Directors
David Clark	2004	42	Chief Executive Officer and Director
Roseann Larson	2010	52	Director
Darwin Hu	2004	58	Director
Jody R. Samuels	2009	42	Director

None of the members of the Board of Directors or executive officers of the Company are related.  Each year the stockholders elect the members of our Board of Directors.  We do not have a standing nominating committee.  Our entire board of directors currently serves as the nominating committee.  There were no changes in procedures for nominating DCT directors during the year ended December 31, 2010.

EDWARD M. STRAW became Chairman of our Board of Directors on July 15, 2008. Mr. Straw is currently Executive Vice President of PRTM Management Consultants, a world class, operational strategy consulting group, where he assists with business development in federal, high tech and consumer packaged goods verticals as well as mentors and coaches younger partners in leadership, communication, presentation and deal closing skills. He also serves on the boards of Eddie Bauer Holdings, MeadWestvaco Corporation, Ply Gem Industries, Panther Expedited Services, and is the Chairman of Odyssey Logistics and Technology.

From 2000 to 2005, Mr. Straw served as President of Global Operations of the Estée Lauder Companies Inc., where he led the manufacturing, research and development, information systems, package engineering, quality assurance and global supply chain areas, which support all 20 brands of the Estée Lauder Companies around the world. From 1998 to 2000, Mr. Straw was Senior Vice President, Global Manufacturing and Supply Chain Management at Compaq Computer Corporation, then the world’s largest computer company. At Compaq, Mr. Straw was responsible for integrating and managing its global supply chain across the entire organization and among suppliers, partners and customers.  From 1997 to 1998, Mr. Straw was President of Ryder Integrated Logistics, Inc., the leading provider of supply chain services in North America.

Prior to joining the private sector, Mr. Straw served in various positions in the U.S. Navy for over 30 years, including as Vice Admiral, Director and Chief Executive Officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. Mr. Straw is also currently Trustee for the U.S. Naval Academy Foundation, and has served on the Board of Directors of the Navy Federal Credit Union, the U.S. Chamber of Commerce, and the Boy Scouts of America, National Capital Region. Mr. Straw holds a Bachelor of Science degree in Engineering from the U.S. Naval Academy and a master's degree in Business Administration from the George Washington University.

DAVID CLARK has been our Chief Executive Officer since March 1, 2008 and prior thereto served as Senior Vice President of Business Development and a director since July 2004. From October 2003 to July 2004 Mr. Clark was President of Nautical Vision, Inc. a market specific image display company where he created and implemented the company’s business plan which involved product sourcing, sales and marketing and general management.  From June, 2001 to October, 2003 Mr. Clark actively invested in and consulted to a diverse group of companies in addition to being involved in residential development.

Mr. Clark was President and CEO of Homebytes.com from November, 1998 to May of 2001, where he was primarily responsible for raising in excess of twenty five million dollars in funding from investors including America Online, FBR Technology Venture Partners, PNC Bank, and Bank of America, as well as being instrumental in the acquisition of a key competitor of Homebytes.com.  Prior thereto Mr. Clark was the head of distribution and a director of Take Two Interactive (NASDAQ:TTWO) which was a result of TTWO’s acquisition of Inventory Management Systems, Inc. (I.M.S.I.), of which Mr. Clark was a co-founder and President.   Prior to founding I.M.S.I., Mr. Clark held various management positions with Acclaim Entertainment (NASDAQ:AKLM), and the Image soft division of SONY Music (NYSE:SNE).   Mr. Clark received a B.S. in Business from the State University of New York at Binghamton in 1990.

ROSEANN LARSON was appointed as director and Chairman of our Audit Committee on June 8, 2010.   Ms. Larson has held several executive positions with Estee Lauder Companies Inc. (NYSE: EL) in her more than twenty years with the company.  Most recently, Ms. Larson has held the position of Vice President and Program Manager, EMEA (Europe, Middle East and Africa) for Estee Lauder, responsible for the centralizing, standardization, and streamlining of the information systems across Estee Lauder’s global enterprise. At the commencement of her career at Estee Lauder in 1989, Ms. Larson was Manager, Internal Audit for Estee Lauder where she conducted operational, IT, financial, and environmental audits and contributed to fraud investigations for all divisions worldwide.   Ms. Larson is a Certified Public Accountant and a member of the AICPA.  She earned a bachelor’s degree in Accounting from Bernard Baruch College, New York, NY in 1980.

DARWIN HU became our Chairman, President and Chief Executive Officer on April 2, 2004, in connection with our acquisition of Syscan, Inc.  Mr. Hu resigned as President and Chief Executive Officer on March 1, 2008 and stepped down as Chairman of the Board of Directors on July 15, 2008.  Mr. Hu continues to serve as a director of the Company.  Prior to April 2, 2004, Mr. Hu was the President and Chief Executive Officer of Syscan, Inc., our wholly-owned subsidiary.  Mr. Hu has over 21 years of experience in the high-tech industry and has held various management related positions within organizations related to color graphic imaging input scanning, display output and imaging communication product development, manufacturing and sales and marketing.  Before joining Syscan, Inc. in April 1998, Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig.  Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, USA.

JODY R. SAMUELS has been a member of our Board of Directors since 2009 and is the Chairman of our Compensation Committee.  In November 2010 Mr. Samuels started his own consulting business through which he provides legal and business consulting services to public and private companies.  Mr. Samuels also acts as corporate counsel to several public companies, as well as representing investment banking firms and private investors in connection with private securities transactions, PIPEs, reverse mergers and M&A transactions.  From 2006 through 2010, Mr. Samuels was a partner of the law firm of Richardson & Patel LLP.  Prior thereto he was an associate and then a partner with the law firm of Ellenoff, Grossman &Schole from 2004 through 2006.  From 1996 through 2004, Mr. Samuels was an associate at the law firm of Gersten Savage LP.  Mr. Samuels has been the Company’s corporate counsel since Syscan, Inc., our operating subsidiary, merged with Bankengine Technologies, Inc. in 2004.  Throughout his career Mr. Samuels has represented numerous public and private companies in connection with their corporate and securities transactions including public offerings, PIPE’s, reverse mergers, as well as M&A transactions and regulatory compliance.  Mr. Samuels has also represented broker-dealers in connection with many public and private securities offerings.  Mr. Samuels received a B.S. in Accounting from Brooklyn College in 1991 and his Juris Doctorate from New York Law School in 1995.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting and will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Straw, Clark, Hu, Samuels and Ms. Larson. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Compensation of Directors

The general policy of our Board of Directors has in the past been that compensation for Directors should consist primarily of equity-based compensation. The Company did not pay any cash compensation to any members of our Board of Directors during the year ended December 31, 2010 for services performed as a director. Directors are also reimbursed for actual expenses incurred in connection with performing duties as directors.

In March 2011, our Board of Directors approved the payment of cash retainers to our non-executive directors for their service as directors on our Board and Committees thereof.  Our non-executive directors shall be compensated as follows:

-	A quarterly retainer payment in the amount of $10,000;
-	An option grant in the amount of 20,000 options per year;
-	A $2,000 quarterly retainer payment to the Chairman of the Board; and
-	A $1,250 quarterly retainer payment to the Chairman of each Committee of the Board.

Board of Directors Meetings and Subcommittees

Attendance at Board Meetings and Annual Shareholders’ Meeting

The Board held seven meetings in 2010. All directors, except for one, attended at least 75% of the meetings of the Board in 2010.  Following each board meeting in 2010, our independent board members met without management present.

Audit Committee and Financial Expert

DCT’s Audit Committee was established on January 20, 2009 with all of DCT’s independent directors.  Subsequent to that date, the Audit Committee began assisting the Board in its general oversight of financial reporting and internal controls, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm.  At DCT’s Annual Shareholders’ meeting held on September 14, 2009, our independent financial expert and Audit Committee Chair was not re-elected to our Board of Directors.  From that date until June 8, 2010, when a new financial expert was appointed to our board, our entire Board acted as our Audit Committee.  Effective June 8, 2010, Roseann Larson was appointed our Audit Committee Chair, and each of Messrs. Straw and Hu are members of the Audit Committee.

The Audit Committee charter is attached to DCT’s Annual Report on Form 10-K at Exhibit 99.1.  The Audit Committee assesses the adequacy of its charter on an annual basis.

Compensation Committee

DCT’s Compensation Committee was established on November 12, 2009, and has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers.  The Compensation Committee also administers our stock option plans, including reviewing and granting stock options to our executive officers. Additionally, they review and determine various other compensation policies and matters.   Currently, our Compensation Committee consists of Mr. Samuels (Chairman), Mr. Straw and Mr. Hu.

The Compensation Committee charter is attached to DCT’s Annual Report on Form 10-K at Exhibit 99.2.  The Compensation Committee assesses the adequacy of the charter on an annual basis.

Nominating Committee

At this time, we do not have a separate nominating committee as this function is performed by our full Board of Directors. Our entire Board of Directors is active in the nominating process.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  The Board of Directors carefully considers nominees regardless of whether they are nominated by shareholders or existing board-members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock.  Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2010, we believe all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Code of Ethics

Our board of directors adopted a Code of Ethics, including an Insider Trading Policy, applicable to all Document Capture employees and members of our Board of Directors.  Each employee and board member is required to sign our Code of Ethics every year. Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer, directors or persons performing similar functions will be disclosed on our website within 4 business days of the date of such amendment or waiver.  In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. Our Code of Ethics, originally adopted in March 2005, was updated in February 2008 and was filed as Exhibit 14.1 to our Form 10-KSB for the year ended December 31, 2007.

 EXECUTIVE OFFICERS

The current executive officers of the Company are: David P. Clark, Chief Executive Officer, Craig H. Weber, President and Chief Operating Officer, and M. Carolyn Ellis, Chief Financial Officer.  Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Clark.

CRAIG H. WEBER became the Company’s President and Chief Operating Officer on November 3, 2010.  From 2008 until joining DCT in November 2010, Mr. Weber was Executive Vice President, Corporate Development and Chief Financial Officer of Home Care Delivered, Inc., a provider of disposable medical supplies.  Previously, Mr. Weber held leadership positions as Managing Partner of Hollymeade Group, LLC, a real estate investment firm from 2003 to 2008, President of Hollymeade Land Services, LLC, an excavation company from 2005 to 2008, President and Chief Executive Officer of Whitlock eBusiness Solutions, a business and technology consulting company from 2001 to 2003; Chief Operating Officer, strategic planning officer and legal officer of Homebytes.com, a nationally licensed real estate brokerage company from 1999 to 2001; and Vice President-Business Development and Chief Legal, Human Resources and Administrative Officer for Walco International, Inc., a national distributor of pharmaceuticals and other products from 1997 to 1999.    Prior to that, Mr. Weber practiced corporate law for 12 years as a partner at McGuire Woods and associate at Sullivan & Cromwell, where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber is a member of the board of directors, Chairman of the Compensation Committee and member of the Audit Committee of Optical Cable Corporation, a manufacturer of fiber optic and copper data communication cabling (Nasdaq Global Market: OCCF).  Mr. Weber earned his master's degree in Business Administration from The College of William and Mary; his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

M. CAROLYN ELLIS was appointed our Chief Financial Officer on November 1, 2007.  Ms. Ellis has been an independent contractor to the Company since April 2006 in charge of and supervising our financial reporting obligations. Prior to her work with DCT, Ms. Ellis served as a director, secretary and treasurer of Knovative, Inc., a telecommunications research and development company that she co-founded in 2003, and where she remains a member of the board of directors today. From April 2000 until July 2003, Ms. Ellis served as the Vice President of Finance for Correlant Communications, a company in the telecommunications industry. Ms. Ellis has been a certified public accountant since 1989. She earned a bachelor's degree in Economics and Accounting from Hendrix College in 1986 and a master's degree in Business Administration from the University of New Mexico in 1994.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the year ended December 31, 2010: (i) individuals who served as, or acted in the capacity of, our principal executive officer and principal financial officer for the year ended December 31, 2010; and (ii) our executive officers whose total salary and bonus exceeded $100,000 with respect to the years ended December 31, 2010 and 2009 and who were employed by us at December 31, 2010.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(2) ($)		All Other Compensation ($)		Total Compensation ($)
David Clark, Chief Executive Officer and	2010	210,000		60,833	101,500	(3)	9,345	(4)	381,678
Director	2009	200,000		55,000	112,000	(5)	27,747	(6)	394,747

Craig H. Weber, President and Chief Operating	2010	39,904	(7)	-	696,000	(8)	261,038	(9)	996,942
Officer

William Hawkins, Former President, Chief	2010	210,000		8,907	58,000	(10)	242,253	(11)	519,160
Operating Officer and Secretary	2009	200,000		5,000	96,000	(12)	28,080	(6)	329,080

M. Carolyn Ellis, Chief Financial Officer	2010	170,000		14,586	29,000	(13)	6,667	(4)	220,253
	2009	165,000		3,000	40,000	(14)	22,600	(6)	230,600

(1)DCT did not have any stock awards, non-equity incentive plan compensation or non-qualified deferred compensation earnings during 2010 or 2009.
(2)Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers.  DCT calculated these amounts in accordance with the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification Topic 718.  See “Note 4:  Employee Equity Incentive Plans” in Part II, Item 8 – Financial Statements of this Form 10-K.
(3) Represents the total fair value (as discussed in (2) above) of 350,000 incentive stock options granted during the year ended December 31, 2010.  One-third of the options vest on April 29, 2011, one-third vest on April 29, 2012 and one-third vest on April 29, 2013.
(4)Represents DCT’s safe harbor match on the named executives’ 401(k) contribution.
(5)Represents the total fair value (as discussed in (2) above) of 350,000 incentive stock options granted during the year ended December 31, 2009, of which 100,000 were for serving as a DCT director.  One-third of the options vested on December 23, 2010, one-third vest on December 23, 2011 and one-third vest on December 23, 2012.
(6)Includes (i) DCT’s safe harbor match on the named executives’ 401(k) contribution, and (ii) one-time accrued vacation payout.
 (7)Represents actual salary payments from November 3, 2010 through December 31, 2010 based on an annual salary of $250,000.
(8) Represents the total fair value (as discussed in (2) above) of 1,400,000 incentive stock options granted during the year ended December 31, 2010.  One-half of the options vest on November 3, 2011 and one-half vest on November 3, 2012.
(9)Includes (i) relocation expenses and (ii) temporary housing.

 (10)Represents the total fair value (as discussed in (2) above) of 200,000 incentive stock options granted during the year ended December 31, 2009.  One-third of the options vested on December 23, 2010, one-third vest on December 23, 2011 and one-third vest on December 23, 2012.
(11)Includes (i) DCT’s safe harbor match 401(k) contribution and (ii) severance payments resulting from Mr. Hawkins’ resignation submitted November 15, 2010.
(12) Represents the total fair value (as discussed in (2) above) of 300,000 incentive stock options granted during the year ended December 31, 2009, of which 100,000 were for serving as a DCT director.  One-third of the options vested on December 23, 2010, one-third vest on December 23, 2011 and one-third vest on December 23, 2012.
(13) Represents the total fair value (as discussed in (2) above) of 100,000 incentive stock options granted during the year ended December 31, 2009.  One-third of the options vested on December 23, 2010, one-third vest on December 23, 2011 and one-third vest on December 23, 2012.
(14) Represents the total fair value (as discussed in (2) above) of 125,000 incentive stock options granted during the year ended December 31, 2009.  One-third of the options vested on December 23, 2010, one-third vest on December 23, 2011 and one-third vest on December 23, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding unexercised stock options, stock that has not vested, and equity incentive plan awards at December 31, 2010 by the named executive officers.

OUTSTANDING EQUITY AWARDS TABLE

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Expiration Date
David Clark	343,465	-		-	0.01	4/26/2012
Chief Executive Officer	400,000	-		-	0.70	3/25/2017
and Director	400,000	200,000	(1)	-	0.30	7/13/2018
	116,665	233,335	(2)	-	0.32	12/23/2019
		350,000	(3)		0.29	4/26/2020
Craig H. Weber	-	1,400,000	(4)	-	0.67	10/31/2020
President,
Chief Operating Officer,
and Secretary
M. Carolyn Ellis	150,000	-		-	0.60	10/30/2014
Chief Financial Officer	250,000	125,000	(1)	-	0.30	7/13/2018
	41,666	83,334	(2)	-	0.32	12/23/2019
	-	100,000	(3)	-	0.29	4/26/2020

(1)All of the unexercisable options at December 31, 2010 vest on July 15, 2011.
(2)One-half of the unexercisable options at December 31, 2010 vest on December 23, 2011 and one-half vest on December 23, 2012.
(3)One-third of the unexercisable options at December 31, 2010 vest on April 29, 2011, one-third vest on April 29, 2012 and one-third vest on April 29, 2013.
(4)One-half of the unexercisable options at December 31, 2010 vest on November 3, 2011 and one-half vest on November 3, 2012.

SARS/Long-Term Incentive Plans – Awards in Last Fiscal Year

No stock appreciation rights or long-term incentives were awarded to any executive officer or director during the year ended December 31, 2010.

Option Exercises and Stock Vested

The Company had no options exercised during the year ended December 31, 2010.

Equity Compensation Plan Information

The Company issues options under four different stock option plans (each approved by shareholders other than the 2010 Plan which is to be voted upon by shareholders at the 2010 meeting) as well as through employment agreements with key employees, executives and consultants (approved by the board of directors on a case-by-case basis). The following table sets forth, by the respective option plan, certain aspects of the Company’s stock options as of December 31, 2010:

	Option Approval Method			Options Outstanding and Options Available
Description	Board of Directors	Board of Directors and Shareholders	Total	Outstanding	Available For Future Grant	Total
2002 Amended and	-	3,200,000	3,200,000	3,200,000	-	3,200,000
Restated Stock Option Plan
2006 Stock Option Plan	-	2,500,000	2,500,000	2,449,000	51,000	2,500,000
2009 Stock Option Plan	-	1,500,000	1,500,000	1,479,333	20,667	1,500,000
2010 Stock Option Plan	2,000,000	-	2,000,000	2,000,000	-	2,000,000
Key Personnel Option Grants	7,875,000	-	7,875,000	6,116,165	-	6,116,165
	9,875,000	7,200,000	17,075,000	15,244,498	71,667	15,316,165

2002 Amended and Restated Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2002 Amended and Restated Stock Option Plan (“2002 Plan”).  The 2002 Plan is administered by the Compensation Committee of our Board of Directors. The 2002 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2002 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.

In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2002 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2002 Plan is 3,200,000. As of March 25, 2011, there were 166,667 options to purchase common shares available for future grant.

2006 Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2006 Stock Option Plan (“2006 Plan”) and on September 14, 2009 at our stockholders’ annual meeting our stockholders approved an amendment to our 2006 Plan to increase the number of options that can be granted under the 2006 Plan from 1,500,000 to 2,500,000.  The 2006 Plan is administered by the Compensation Committee of our Board of Directors. The 2006 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2006 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2006 Plan provides that each outstanding option will fully vest and become exercisable. The current maximum number of options that can be granted under the 2006 Plan is 2,500,000. As of March 25, 2011, options to purchase 51,000 common shares were available for future grant.

2009 Stock Option Plan

On September 14, 2009 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2009 Stock Option Plan (“2009 Plan”).  The 2009 Plan is administered by the Compensation Committee of our Board of Directors. The 2009 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2009 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2009 Plan provides that each outstanding option will fully vest and become exercisable. The current maximum number of options that can be granted under the 2009 Plan is 1,500,000. As of March 25, 2011, options to purchase 154,000 common shares were available for future grant.

 2010 Stock Option Plan

On April 29, 2010 our Board of Directors adopted our 2010 Stock Option Plan (“2010 Plan”). On March 24, 2011, our Board of Directors adopted a resolution to increase the maximum number of options that can be granted under the 2010 Plan from 2,000,000 to 3,500,000.  The 2010 plan is administered by the Compensation Committee of our Board of Directors. The 2010 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2010 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all of our assets), the 2010 Plan provides that each outstanding option will fully vest and become exercisable.. As of March 25, 2011, options to purchase 1,235,000 common shares were available for future grant.

Compensation of Directors

The general policy of our board of directors has been that compensation for directors should consist primarily of equity-based compensation.  Effective for 2011, the board of directors revised its policy whereby non-executive director compensation will consist of cash and equity.

The following table details the total compensation earned by DCT’s non-employee directors for board service during the year ended and as of December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total Compensation ($)
Edward Straw	-	-		-
Roseann Larson	-	70,000	(2)	70,000
Darwin Hu	-	-		-
Jody Samuels	-	101,500	(3)	101,500

(1) Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers.  DCT calculated these amounts in accordance with the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification Topic 718.  See “Note 4:  Employee Equity Incentive Plans” in Part II, Item 8 – Financial Statements of this Form 10-K.

(2) Represents the total fair value (as discussed in (1) above) of 200,000 incentive stock options granted during the year ended December 31, 2010, for serving as director, of which 100,000 were for serving as Audit Committee Chairman.  One-third of the options vest on June 8, 2011, one-third vest on June 8, 2012 and one-third vest on June 8, 2013.

(3) Represents the total fair value (as discussed in (1) above) of 350,000 incentive stock options granted during the year ended December 31, 2010, for his assistance and support with our strategic initiatives during 2010.  One-third of the options vest on April 29, 2011, one-third vest on April 29, 2012 and one-third vest on April 29, 2013.

For the year ended December 31, 2011, the board of directors approved the following compensation for our non-executive directors:

•	$10,000 quarterly retainer;
•	Additional $2,000 quarterly retainer to the Chairman of the board of directors;
•	Additional $1,250 quarterly retainer to each of the Chairman of the audit committee and Chairman of the compensation committee; and
•	20,000 options to purchase shares of our common stock.

Employment Agreements

David Clark, Chief Executive Officer and Director

We have had an employment agreement (“Clark Agreement”) with Mr. Clark since April 2005.  The Clark Agreement has been amended three times and currently extends through December 31, 2011.  The term of the Clark Agreement is automatically extended for additional one-year periods, unless either party notifies the other in writing at least ninety days prior to the expiration of the then existing term of its intention not to extend the term.  In the event that Mr. Clark is terminated other than with good cause, he is eligible to receive severance equal to twelve months of his then current annual salary and twelve months of C.O.B.R.A premium payments.  The Clark Agreement and amendments are attached to DCT’s Annual Report on Form 10-K at Exhibits 10.6, 10.7, 10.8 and 10.9.

Effective January 1, 2011, the board of directors approved an increase in Mr. Clark’s base salary to $260,000.

Craig H. Weber, President and Chief Operating Officer, and Secretary

On November 3, 2010, the Company entered into an employment agreement (“Weber Agreement”) with Craig H. Weber pursuant to which he agreed to serve as President and Chief Operating Officer.  On February 11, 2011, the board of directors appointed Mr. Weber as Secretary.

The Weber Agreement provides for an initial term of two years, an annual base salary to Mr. Weber of $250,000, an annual bonus at the discretion of our board of directors, and a bonus based on certain performance metrics to be mutually agreed upon by and between DCT and Mr. Weber.  Additionally, Mr. Weber received 1,400,000 incentive stock options, exercisable at $0.67 per share.  Fifty percent of the options vest on November 3, 2011 and the remaining fifty percent vest on November 3, 2012.  The Weber Agreement also provides for reimbursement for certain relocation expenses.  In the event that Mr. Weber is terminated, other than with good cause, he is eligible to receive severance equal to twelve months of his then current annual salary and twelve months of C.O.B.R.A premium payments.  The Weber Agreement is attached to DCT’s Annual Report on Form 10-K at Exhibit 10.10.

William H. Hawkins, Former President, Chief Operating Officer and Secretary

We entered into an employment agreement (“Hawkins Agreement”) with Mr. Hawkins in April 2005, which was subsequently amended three times.  On November 15, 2010, Mr. Hawkins resigned from DCT.  Under the terms of the Hawkins Agreement, Mr. Hawkins was eligible to receive severance equal to twelve months of his then current annual salary and twelve months of C.O.B.R.A premium payments, which totals approximately $233,000.  Such severance was included with DCT’s results of operations for the year ended December 31, 2010.  The Hawkins Agreement and amendments are attached to DCT’s Annual Report on Form 10-K at Exhibits 10.11, 10.12, 10.13 and 10.14.

M. Carolyn Ellis, Chief Financial Officer

We have had an employment agreement (“Ellis Agreement”) with Ms. Ellis since November 2007.  The Ellis Agreement has been amended once and currently extends through December 31, 2011.  The term of the Ellis Agreement is automatically extended for additional one-year periods, unless either party notifies the other in writing at least ninety days prior to the expiration of the then existing term of its intention not to extend the term.  In the event that Ms. Ellis is terminated, other than with good cause, she is eligible to receive severance equal to twelve months of her then current annual salary and twelve months of C.O.B.R.A premium payments.  The Ellis Agreement and amendment are attached to DCT’s Annual Report on Form 10-K at Exhibits 10.15 and 10.16.

Report on Repricing of Options/SARs
We did not re-price any options or SARS during the year ended December 31, 2010.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 28, 2011, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of March 28, 2011 there were 20,479,276 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned

Richard Dietl(2)	5,537,500	26.1%
Syscan Technology Holdings Limited(3)	3,173,514	15.5
NCR Corporation(4)	7,722,008	31.7
Directors and Executive Officers:
Edward Straw(5)	533,333	2.5
Craig H. Weber(6)	-	-
David Clark(7)	1,876,797	8.6
M. Carolyn Ellis(8)	475,000	2.3
Darwin Hu(9)	1,683,258	7.8
Jody Samuels(10)	216,667	1.0
Roseann Larson	-	-
All Directors and Officers as a group (6 persons)	4,785,055	19.7

(1)Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)Includes (i) 4,800,000 shares of common stock, and (ii) 737,750 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 737,500 shares of common stock underlying options that are not exercisable within the next 60 days. The address for Mr. Dietl is OnePennPlaza, 50th  Floor, New York, NY10119.

(3)Syscan Technology Holdings Limited (“STH”) is a publicly-held company whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited. The address for STH is Unit C, 21st Floor, 9-23 Shell Street, North Point, Hong Kong.

(4) Includes (i) 3,861,004 shares of common stock, and (ii) 3,861,004 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  The address for NCR Corporation is 3097 Satellite Blvd. Duluth, GA 30096.

(5) Includes 533,333 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 566,667 shares of common stock underlying options granted to Mr. Straw that are not exercisable within the next 60 days.

(6)Does not include 1,400,000 shares of common stock underlying options that are not exercisable within the next 60 days.

 (7) Includes (i) 500,000 shares of common stock and (ii) 1,376,797 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 666,668 shares of common stock underlying options that are not exercisable within the next 60 days.

(8) Includes 475,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include 275,000 shares of common stock underlying options granted to Ms. Ellis that are not exercisable within the next 60 days.

(9) Includes (i) 504,408 shares of common stock and (ii) 1,178,850 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include 100,000 shares of common stock underlying options that are not exercisable within the next 60 days.

(10)Includes (i) 16,667 shares of common stock, and (ii) 200,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include: (i) 400,000 shares of common stock underlying options that are not exercisable within the next 60 days, or (ii) 99,485 shares of common stock owned by Mr. Samuels’ wife which he disclaims beneficial ownership of pursuant to Section 13d-4 of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2010, we entered into the following transactions required to be reported under Item 404 of Regulation S-K (“Item 404”):

Certain Relationships and Related Transactions

Purchases and Manufacturing of our Product

Historically, we have purchased the majority of our finished scanner imaging products from Shenzhen Syscan Technology (“SST”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH").  At December 31, 2010, STH held approximately 15% of DCT’s outstanding common stock.

Purchases from SST totaled $8,521,000 for the year ended December 31, 2010.  All purchases from SST were carried out in the normal course of business.

Net Sales

During the year ended December 31, 2010, we recorded net sales totaling $246,000 for finished scanners sold to SST.  The related cost of goods sold was $207,000.   All sales to SST contained similar terms and conditions as for other transactions of this nature entered into by DCT.

Agreement to License Office Space

On April 26, 2010, we entered into a two-year license agreement (“License”) with Beau Dietl& Associates (“BDA”) to license office space from BDA in New York City.  The purpose of the License is for us to have a physical presence in New York City.  In connection with the License, we paid BDA an upfront license fee of $50,000 as payment in full.  The $50,000 payment was capitalized and is being amortized, using the straight-line method, to selling, general and administrative expense over the term of the License.  In connection with the License, we recorded rent expense of $17,000 for the year ended December 31, 2010, respectively.

The License can be cancelled by either party with 90 days written notice.

New Consulting Agreement

On August 13, 2010, DCT’s board of directors approved a consulting agreement with National Health Media (“NHM”) for purposes of assisting us establish contacts and generate sales of our products to companies specifically in the healthcare industry.  At the time the agreement was executed, the owner of NHM held approximately one percent of DCT’s outstanding common stock, held 1,250,000 options to purchase DCT common stock, and was a consultant to DCT.  As compensation for the agreement, we agreed to pay NHM five percent of sales of our products in excess of $10,000,000 which are directly attributable to introductions made by NHM.  Additionally, we paid NHM $400,000 upon execution of the agreement.  No commissions were incurred or paid in connection with the NHM agreement through December 31, 2010.  The term of the NHM agreement is 48 months and is automatically renewed for one-year periods unless terminated by NHM with 30-days written notice or by us at any time.

Revised Consulting Agreements

In July 2008, DCT’s board of directors approved a business advisory and consulting agreement between the Company and each of Richard Dietl (“Dietl Contract”) and Daniel DelGiorno (“DelGiorno Contract”).

In August 2009, DCT’s board of directors approved an amendment to the Dietl Contract, whereby DCT made a one-time cash payment of $30,000 in exchange for the return of 275,000 non-qualified stock options which were originally granted under the Dietl Contract.

In April 2010, DCT’s board of directors approved an amendment to the Dietl Contract and the DelGiorno Contract.  In addition to the services contracted within the original agreements, Mr. Dietl and Mr. DelGiorno will provide investor relations services in exchange for options to purchase up to 1,500,000 shares of the Company’s common stock at a price of $0.30 per share.  On the grant date, the total fair value of such options was $435,000 using the Black-Scholes valuation model.  The options vest over a two year period with 50% of such options vesting at the end of the first and second years of the agreement; however, in the event of a change of control in the Company’s securities or assets pursuant to introductions specifically made by Mr. Dietl and Mr. DelGiorno to the Company, all of the options shall immediately vest 100% in conjunction with such event.  A change of control shall be defined as a change of ownership of 50% or more of the Company’s securities, or voting control thereof, or a transfer of more than 50% of the Company’s tangible and/or intangible assets.

Legal Services Agreement

On September 15, 2009, we entered into a legal services agreement with Jody R. Samuels, a director of the Company.  Pursuant to the agreement, Mr. Samuels will provide certain legal services to us, which will consist of assisting the Company in (i) the preparation of its periodic and other filings with the Securities and Exchange Commission (“SEC”), including proxy statements, special and annual meetings of shareholders, (ii) the negotiation of financing and corporate development transactions, (iii) preparation and review of documentation related to financing arrangements and corporate development transactions, (iv) preparing registration statements, and responding to any SEC inquiries/comment letters, (v) documenting corporate governance policies and procedures, and (vi) any other legal matters reasonably within the legal expertise of Mr. Samuels.

Pursuant to the Agreement, Mr. Samuels is paid $4,000 per month for a total of $48,000 for the year ended December 31, 2010.  The Agreement may be cancelled by either party with 30 days prior written notice.

Reimbursed Expenses incurred by Related-Party Consultants

During the year ended December 31, 2010, we reimbursed expenses incurred by related-party consultants totaling approximately $4,400.

Director Independence

As of December 31, 2010, all directors, with the exception of Mr. Clark, qualify as “independent” in accordance with Rule 10A-3 of the Exchange Act.   Mr. Clark does not qualify as independent because he is a DCT employee.

Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family member of such parties.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by the independent members of our board of directors.

PROPOSAL 2

APPROVAL OF THE 2010 STOCK OPTION PLAN

On April 29, 2010, the Company’s Board of Directors adopted a resolution approving the 2010 Stock Option Plan under which 2,000,000shares of the Company’s common stock will be reserved for issuance (10% of the outstanding shares as of April 29, 2010) (“2010 Stock Option Plan”).  The Plan will not become a qualified option plan until it is approved by the Company’s stockholders. The Board is asking the Company’s stockholders to approve the 2010 Stock Option Plan so that the Company may issue stock options there under, thereby providing additional incentives to those persons responsible for the success of the Company and allowing the Company to continue its policy of allowing those persons to share in the appreciation of the value of the Company’s stock. On March 24, 2011, the Company’s Board of Directors adopted a resolution approving an increase in the number of shares of the Company’s common stock reserved for issuance under the 2010 Stock Option Plan from 2,000,000 to 3,500,000.  As of March 25, 2011, the Company had issued 1,650,000 options pursuant to the 2010 Stock Option Plan and options to purchase 1,650,000 common shares were available for future grant.

DESCRIPTION OF THE 2010 STOCK OPTION PLAN

The following is a description of the purpose and certain of the provisions of the 2010 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 2010 Stock Option Plan, which is attached hereto as Exhibit A.

Description of the Plan

The Purpose of the Plan.  The purpose of the Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”).

The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Company adopted the Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

The benefits to be derived from the Plan, if any, are not quantifiable or determinable.

Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Administrator”).  The Board of Directors shall appoint and remove members of the Compensation Committee in its discretion in accordance with applicable laws.  In compliance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”), the Compensation Committee shall, in the Board of Director's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.  Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

Shares of Stock Subject to the Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the Plan shall not exceed3,500,000 shares of Common Stock, $.001 par value per share.

The number of shares of Common Stock subject to options granted pursuant to the Plan may be adjusted under certain conditions.  If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action.  To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant.  To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO granted to any 10% Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

Term of the Options.  The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

Restrictions on Grant and Exercise. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law.  During the life of the optionee, an option shall be exercisable only by the optionee.

Termination of the Plan. The Plan shall become effective upon adoption by the Board of Directors; provided, however, that no option shall be exercisable unless and until written consent of the Stockholders of the Company, or approval of Stockholders of the Company voting at a validly called Stockholders’ meeting, is obtained within twelve months after adoption by the Board of Directors.  If such Stockholder approval is not obtained within such time, options granted pursuant to the Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the Plan shall be treated as NQSOs. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.  The Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the “Expiration Date”)); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). “Employment” includes service as a director or as a consultant.  For purposes of the Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs.  No amendment, alteration, suspension or discontinuance shall require Stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

Tax Treatment of the Options.  Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO.  Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee.  Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options.  This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount.  NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

REQUIRED VOTE AND RECOMMENDATION

Stockholder approval of the 2010 Stock Option Plan is required under the Internal Revenue Code of 1986, as amended, in order for options granted under the 2010 Stock Option Plan to be considered “incentive stock options.” The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the 2010 Stock Option Plan as set forth in this Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
COMPANY’S 2010 STOCK OPTION PLAN

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE
COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31,
2011

The Audit Committee has selected Hein & Associates LLP (“Hein”) to serve as the Company’s independent auditors for the Company’s year ended December 31, 2011.

The independent accountant’s report of Hein on the Company’s consolidated financial statements for the year ended December 31, 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table sets forth the fees billed to us by our independent registered public accounting firm for each of the last two fiscal years:
Fee Category	Year Ended December 31, 2010	Year Ended December 31, 2009
Audit fees	$125,177	$105,510
Audit-related fees	-	-
Tax fees	-	14,448
All other fees	-	-

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, including post-effective amendments to previously filed registration statements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees.  No other fees have been billed for products and services billed by our accountants.

Policy Related to Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Accounting Firm.

During the years ended December 31, 2010 and 2009, our Board of Directors had a policy of pre-approving all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

Effective January 20, 2009, in connection with the establishment of our Audit Committee, the Board of Directors delegated the policy of pre-approving all audit and permissible non-audit services provided by the independent auditors to the Audit Committee.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2011 as set forth in this Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2011

GENERAL

The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the common stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Annual Report for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Document Capture Technologies, Inc., 4255 Burton Drive, Santa Clara, California 95054 Attn: Craig Weber, Secretary.  Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement by accessing:  http://www.docucap.com/index.php?/static/annual_stockholders_meeting_2011

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, FOR the approval of the 2010 Stock Option Plan, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2011.

Stockholder Proposals for 2012 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2012 Annual Meeting of Stockholders must be received by the Company at its office in Santa Clara, California on or before March 31, 2012 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2011 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Santa Clara, California.

Voting of Proxies

Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of all the Directors, FOR the approval of the 2010 Stock Option Plan, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2011.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, brokers have the discretion to vote on “routine matters” if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Proposal 1, the Proxy confers authority to vote for all of the five persons listed as candidates for a position on the Board of Directors even though the block in Proposal 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Proposal 2 unless “Against” or “Abstain” is indicated.  The Proxy will be voted “For” Proposal 3 unless “Against” or “Abstain” is indicated.  If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors

/s/ David Clark
David Clark
Chief Executive Officer
 March 29, 2011

Exhibit A

2010 STOCK OPTION PLAN
OF
DOCUMENT CAPTURE TECHNOLOGIES, INC.

1.	PURPOSES OF THE PLAN

The purposes of the 2010 Stock Option Plan (the “Plan”) of Document Capture Technologies, Inc., a Delaware corporation (the “Company”), are to:

(a)                 Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)                 Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

(c)                 Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” (within the meaning of Section 3401(c) of the Code) includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed three million five hundred thousand (3,500,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

(a)                 The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”).  The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)                 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)                 All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator.  Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

(a)                 No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)                 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)                 The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

(d)                 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.   NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1                 Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1                    Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2                    Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action.  To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3                    Time of Option Exercise.  Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4                    Option Grant Date.  The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5                    Nontransferability of Option Rights.  Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.  During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6                    Payment.  Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.  The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a)      Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b)      Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7                    Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant.  For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8                    Withholding and Employment Taxes.  At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes.  Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9                    Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10                  Determination of Value.  For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a)       Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b)       In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11                  Option Term.  Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2                 Terms and Conditions to Which Only NQSOs Are Subject.  Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1                    Exercise Price.

(a)       Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b)       To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3                 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1                    Exercise Price.

(a)       Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b)       The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2                    Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3                    Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4                    Term.  Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

(a)                 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)                 Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock.  An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options.  No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board.  If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.  This Plan shall terminate within ten years from the date of its adoption by the Board.

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DOCUMENT CAPTURE TECHNOLOGIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of DOCUMENT CAPTURE TECHNOLOGIES, INC. (the “Company”) hereby appoints DAVID CLARK as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the annual meeting of stockholders of the Company to be held on Tuesday April 19, 2011 at 11:00 a.m. Eastern Standard Time at One Penn Plaza, New York, New York 10119, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees receiving the affirmative vote of a plurality of the shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out their name below)

Edward M. Straw	David Clark	Roseann Larson
Darwin Hu	Jody R. Samuels

2.	APPROVAL OF THE COMPANY’S 2010 STOCK OPTION PLAN.

☐              FOR
☐              AGAINST
☐              ABSTAIN

3.	APPROVAL OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2011.

☐              FOR
☐              AGAINST
☐              ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” the election of directors in Item 1, “FOR” the approval of the Company’s 2010 Stock Option Plan in Item 2 and “FOR” the appointment of Hein & Associates LLP as the Company’s independent auditor in Item 3.  This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Stockholders may access a copy of the Company’s definitive proxy statement by accessing http://www.docucap.com/index.php?/static/annual_stockholders_meeting_2011.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:
Signature

Signature if jointly owned

Print name

No. of shares

Please sign exactly as the name appears on your stock certificate.  When shares of capital stock are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such.  If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer.  If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE